Exhibit 10.1

Asset Selling Agreement

Transferor: Xi`an App-Chem Bio (Tech) Co., Ltd.

Transferee: Xinjiang Baixiangquan Aromatic (Tech) Co., Ltd.

Date: September 30, 2024

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Parties to the Agreement:

Transferor: Xi’an App-Chem Bio (Tech) Co., Ltd. ( “Party A”)

Address:

Legal Representative:

Tel:

Transferee: Xinjiang Baixiangquan Aromatic (Tech) Co., Ltd. (“Party B”)

Address:

Legal Representative:

Tel:

Target Company: Gansu Baimeikang Biotechnology Co., Ltd. (“Target Company” or “Baimeikang”)

Address:

Legal Representative:

Tel:

Whereas:

Xinjiang Baixiangquan Aromatic (Tech) Co., Ltd. is a leading manufacturer of natural products and bio-manufacturing industry in China, with a domestic leading level in the construction of natural products supply chain, plant extraction, biosynthesis and other areas of production and manufacturing;

Xi’an App-Chem Bio (Tech) Co., Ltd. is a modern biotechnology enterprise in China engaged in the research, development, production, and sales of plant extracts. It is dedicated to providing plant active ingredients and compound product solutions for functional foods, personal care, and other fields.

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Due to the strategic adjustment of Party A’s business and Party B’s need to expand its high-end bio-manufacturing capacity, two parties have reached the following agreement after consultation: Party A intends to sell all the assets of Party A’s subsidiary, Gansu Baimeikang Biotechnology Co., Ltd., to Party B by selling to Party B the 100% equity interest in Gansu Baimeikang Biotechnology Co., Ltd. held by Party A. After the completion of the sale, Party A will no longer hold the assets and Party B will hold all of the assets..

According to the provisions of the agreement Law of the People’s Republic of China, the Company Law of the People’s Republic of China, and relevant laws and regulations, the parties to this agreement, based on the principle of equality and mutual benefit, have reached the following consensus and commitments regarding Party B’s acquisition of relevant assets from Party A after friendly consultation, to be jointly upheld.

Section 1. Assets of the Target Company (“Target Assets”)

The major assets of the target company include the following:

1. Land Use Rights

The state-owned land use rights is located in the building materials and chemical industry park, south side of Provincial Highway 215 and the east side of Yumen Road in Yumen East Town, Yumen City, Gansu Province, covering an area of 3,3330.00 square meters, with a usage period of 50 years and the land use certificate No. 62003249061.

2. Construction in Progress

Construction of factory buildings and air defense basements of the Target Company.

3. Advance Payments

Payments made by the target company to various contractors for engineering services, assessment fees, design fees, and surveying fees, etc.

Details of each of the above assets and assets are shown in Exhibit 1.

Section 2. Credit and Debt Settlement

All debts and liabilities of the target enterprise incurred prior to the signing of this agreement (including, among other things, wages owed to employees, social co-ordination insurance premiums and taxes) are included in the transferred assets under this agreement and shall be borne by the Party B after the delivery of this closing.

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Section 3. Transfer Price and Payments

The parties hereby agree that the overall sale price of the Target Assets shall be RMB43,307,700.00 (“Transfer Price”). This price includes the total value of the Target Assets transferred by Party A, but excludes all taxes and fees that Party B shall be responsible for during the transaction.

Within 10 business days of execution of this agreement, Party B shall pay Party A a deposit of 300,000.00 RMB. Within 15 business days following Party B’s payment of the deposit, Party A shall complete the registration of the equity transfer of the Target Enterprise with the local industrial and commercial administration. The date on which the equity transfer is completed shall be referred to as the ‘Closing Date.’ Party B shall pay the remaining transfer price to Party A in the following manner:

Before April 30, 2025, 20% of the Transfer Price shall be paid, amounting to RMB 8,661,540.00;

Before October 30, 2025, 30% of the Transfer Price shall be paid, amounting to RMB 12,992,310.00;

Before April 30, 2026, remaining of the Transfer Price shall be paid, amounting to RMB 21,353,850.00.

Section 4. Delivery of the Target Assets

1. Upon execution of this agreement, both parties shall conduct the delivery of the assets based on the detailed list of Target Assets attached to this agreement. The delivery of the Target Assets shall be completed within 25 business days following the execution of the agreement.

2. “After execution of this agreement and upon the receipt of the transaction deposit paid by Party B, Party A commits to handling the registration procedures for the transfer of ownership of the target assets within 90 business days. This includes the registration of changes in land use rights, ownership of the property, fixed assets, and intangible assets.

3. Party A shall be responsible for handling the procedures for the transfer of the ownership of the assets with Party B’s cooperation. The costs and fees required for the transfer of ownership procedures shall be borne by Party B.

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4. During the transitional period from the date of execution of this agreement to the date of completion of the registration of the change of ownership of the Target Assets, Party A shall manage the Target Assets properly and in good faith and shall not engage in any behavior harmful to the target assets.

Section 5. Representations and Warranties

1. Representations and warranties by Party A

Party A guarantees that the information regarding the quality, usage duration, and performance condition of the Target Assets listed in the detailed inventory is true and accurate.

Party A guarantees that the ownership of the Target Assets is undisputed, free of mortgages, and not subject to any seizure. Furthermore, Party A holds complete ownership of the Target Assets. In the event of any disputes regarding the ownership of the purchased assets arising from this, Party A shall be responsible for addressing them and shall bear any losses incurred by Party B as a result.

Regarding the transfer of the Target Assets, Party A has obtained approval from the relevant government department, and Party A has passed a resolution approving the transfer of the Target Assets.

The statements and guarantees made by Party A above shall remain valid for two years from the date of delivery of the Target Assets.

2. Representations and warranties by Party B

The statements and guarantees made by Party B above shall remain valid for two years from the date of delivery of the Target Assets.

The funding source for Party B’s acquisition of the Target Assets is legitimate.

Section 6. Subsequent Cooperation and Arrangements

This transaction is an amicable asset transfer between Party A and Party B based on strategic arrangements for future cooperation and complementary advantages. After the completion of the transfer, Party A and Party B may carry out long-term strategic OEM business cooperation according to the parties’ needs: Party A, based on its technological accumulation in the industry for more than 10 years, may provide Party B with technological innovation solutions in the field of production technology and OEM business; Party B, based on the production capacity of the Target Assets, may provide Party A with comprehensive OEM services for its production and manufacturing, and prioritize to ensure the production needs of Party A, so as to realize mutual benefits and win-win situation.

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Section 7. Confidentiality

In the context of this asset transfer, both Party A and Party B are obligated to maintain confidentiality regarding all commercial documents, data, and information obtained from each other. They shall not disclose such information to any third party, except as required by mandatory legal provisions.

Meanwhile, the parties shall enter into a separate confidentiality agreement to complete the agreement on confidentiality.

Section 8. Violation liability

1. After this agreement takes effect, both parties shall perform their obligations in good faith. If either party violates the terms of the agreement, they shall be liable for violation of agreement.

2. If Party A is unable to legally transfer the assets, or fails to complete the relevant agreementual asset documentation within the agreed timeframe due to reasons attributable to Party A, then Party A shall bear a penalty for breach of agreement amounting to 10% of the total asset transfer amount.

3. The Party B shall guarantee timely payment of the amounts stipulated in the agreement within the agreed period. If the payment cannot be made as scheduled, Party B shall compensate for the losses at a rate of 10% of the amount due for the same period.

Section 9. Exhibits

This agreement includes 3 exhibits, which are an integral part of the agreement and a necessary condition for its effectiveness:

A. Detailed list of the Target Assets.

B. Certificate of Land Use Rights

C. Assessment Report of the Target Assets

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Section 10. Dispute Resolution

If any dispute arises from the fulfillment of the agreement, the two parties shall negotiate to settle it; otherwise, either party may file a lawsuit with the court where Party A is located.

Section 11. Miscellaneous

1. Matters not covered in the agreement and matters to be changed shall be determined in the form of a complementary agreement after consultation, and the complementary agreement shall have the same effect as the agreement.

2. The original of the agreement shall be in six copies, three for each party.

Party A:	Party B:
Signature:	Signature:

Date: September 30, 2024

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